Exhibit 10.18

UBS Real Estate Securities Inc.,
as UBS,

MortgageIT SPV I,
on behalf of the TRS Sub-Trust

and

MortgageIT, Inc.,
as TRS Servicer

TRS SERVICING AGREEMENT

Dated as of August 4, 2004

Conventional Residential Mortgage Loans

i

ii

This is a TRS Servicing Agreement for conventional fixed-rate and adjustable-rate residential first and second mortgage loans, dated as of August 4, 2004 and as may be amended and/or restated from time to time (this “Servicing Agreement” or this “Agreement”), and is executed among UBS Real Estate Securities Inc., as purchaser under the Loan Repurchase Agreement, the Loan Participation Agreement and the Loan Purchase Agreement referred to below (in such capacity, “UBS”), MortgageIT SPV I (the “Trust”) acting with respect to the TRS Sub-Trust and MortgageIT, Inc. (“MortgageIT”), as servicer (in such capacity, the “TRS Servicer”).

W I T N E S S E T H

WHEREAS, MortgageIT has agreed to sell and contribute to the TRS Sub-Trust and the TRS Sub-Trust has agreed to purchase from time to time certain mortgage loans pursuant to a Loan Sale Agreement, dated as of the date hereof between MortgageIT, MortgageIT Holdings, Inc. and the TRS Sub-Trust (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Sale Agreement”) on a servicing-released basis, and on the basis that MortgageIT will act as TRS Servicer in the case of mortgage loans sold and contributed by MortgageIT to the TRS Sub-Trust pursuant to such agreement (the “Mortgage Loans”);

WHEREAS, pursuant to a Mortgage Loan Repurchase Agreement, dated as of the date hereof between the Trust on behalf of the TRS Sub-Trust and UBS (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Repurchase Agreement”), a Mortgage Loan Participation Agreement, dated as of the date hereof between the Trust on behalf of the TRS Sub-Trust and UBS (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Participation Agreement”) and a Mortgage Loan Purchase Agreement, dated as of the date hereof between the Trust on behalf of the TRS Sub-Trust and UBS (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Purchase Agreement”), UBS has agreed to purchase, from time to time, at its sole election from the TRS Sub-Trust, the Mortgage Loans;

WHEREAS, GMAC Mortgage Corporation (“GMAC”) has agreed to act as the sub-servicer with respect to some or all of the Mortgage Loans;

WHEREAS, those Mortgage Loans shall be delivered as whole loans on various Purchase Dates as provided herein as indicated on the Mortgage Loan Schedule, which is to be annexed hereto on the related Purchase Date as part of Exhibit A;

WHEREAS, UBS, the TRS Sub-Trust and the TRS Servicer wish to prescribe the manner of management, servicing and control of the Mortgage Loans;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, UBS, the TRS Sub-Trust and the TRS Servicer agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached as Schedule 1 to the Loan Sale Agreement  (the “Definitions List”).

Administration Agreement:  The Administration Agreement dated as of August 4, 2004, between the Trust and MortgageIT as the administrator of the Trust, as amended, supplemented or otherwise modified from time to time.

Affiliate:  With respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, other than a natural person.  It is specifically agreed that the TRS Sub-Trust, MortgageIT and MortgageIT Holdings are “Affiliates” of each other.

Agreement:  This Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Ancillary Income:  All fees and amounts charged to the Mortgagor by the TRS Servicer for services necessary to the servicing of the Mortgage Loans, including but not limited to late charges, NSF Fees, administrative charges (e.g., copying charges for duplicate documents, and charges for opening escrow accounts), assumption fees and release and reconveyance fees.

Blocked Account:  Both collectively and individually, each of the accounts established by the TRS Servicer under the Blocked Account Agreement for the benefit of UBS, which is subject to a security interest in favor of UBS.  The Blocked Account shall only apply to the Mortgage Loans not being sub-serviced by GMAC, unless UBS directs otherwise.

Blocked Account Agreement:  The Blocked Account Agreement dated as of August 4, 2004, among the TRS Servicer, the Trust on behalf of the TRS Sub-Trust, UBS and HSBC Bank as the depository bank, as amended, supplemented or otherwise modified from time to time.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Documents.

Custodial Agreement:  The Custodial Agreement, dated as of August 4, 2004, among the Trust, the Custodian, MortgageIT, MortgageIT Holdings and UBS, as the same shall be modified and supplemented and in effect from time to time.

Custodian:  JPMorgan Chase Bank, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Payment Date, the period commencing on the first day of the month preceding the month of the Payment Date and ending on the last day of the month preceding the month of the Payment Date.

Electronic Tracking Agreement:  The Electronic Tracking Agreement, dated as of August 4, 2004, among UBS, the Trust, MortgageIT, MortgageIT Holdings, MERSCORP, Inc. and Mortgage Electronic Registration Systems, Inc., as the same shall be amended, supplemented or otherwise modified from time to time; provided that if no Mortgage Loans are or will be MERS Designated Mortgage Loans, all references herein to the Electronic Tracking Agreement shall be disregarded.

Eligible Account:  (i) An account or accounts maintained with a depository institution the short-term debt obligations of which are rated AA or better by Standard & Poors Ratings Services, or (ii) an account or accounts the deposits in which are fully insured by the FDIC, or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, the debt obligations of which are rated A-1 or better by Standard & Poors Ratings Services.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the TRS Servicer pursuant to Section 4.11.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting any of ground-rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Obligor with the Mortgagee pursuant to the Mortgage or any other document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 8.01.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the TRS Servicer pursuant to Section 4.11.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Insured Depository Institution:  Insured Depository Institution shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

Liquidation Proceeds:  Cash (exclusive of REO Disposition Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan Sale Agreement:  The Loan Sale Agreement, dated as of August 4, 2004, among MortgageIT as a seller, MortgageIT Holdings as a seller, and the Trust as purchaser, as amended, supplemented or otherwise modified from time to time.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.10.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Loan and, with respect to adjustable rate Mortgage Loans, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

Mortgage Loan Maturity Date:  The final maturity date as set forth on the Mortgage Note of a Mortgage Loan.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, an annual rate of interest equal to the Mortgage Interest Rate.

Person: Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

Prepayment Charge:  The fee, if any is provided for in the related Mortgage Note, to be paid by the Mortgagor for the privilege to prepay the principal obligation of the related Mortgage Loan prior to the related Mortgage Loan Maturity Date; which when required by the terms of the Mortgage Note shall be collected by the TRS Servicer upon the Mortgagor’s full and voluntary Principal Prepayment except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to debtors’ and creditors’ rights generally; (2) the collectibility thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; (3) subsequent changes in state or federal law (including decisional authority) limit or prohibit enforceability of the applicable charge; or (4) a servicer has, in response to a default as provided for in Section 4.01 of this Agreement, waived, altered, limited or forgiven the Prepayment Charge provided in the related Note.

Principal Prepayment:  Any full and voluntary principal payment made by the Mortgagor or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon, if applicable under the terms of the Mortgage Documents, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Date:  With respect to a Mortgage Loan, the date on which UBS purchases such Mortgage Loan from the TRS Sub-Trust.

REO Disposition:  The final sale by the TRS Servicer of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.14.

REO Property:  A Mortgaged Property acquired by the TRS Servicer on behalf of the TRS Sub-Trust and the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.14.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Sellers:  MortgageIT and MortgageIT Holdings, in their capacity as sellers under the Loan Sale Agreement.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the TRS Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.07.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the TRS Servicer from the Monthly Payment collected by the TRS Servicer during the prior Due Period, which shall be, without pro ration or portion thereof, equal to: one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of the related Mortgage Loan as of the beginning of the month balance.  The TRS Servicer’s right of reimbursement for the earned Servicing Fee by monthly withdrawal from the Blocked Account pursuant to Section 4.05 shall relate to funds payable as collections and/or recoveries on the related Mortgage Loan.

Servicing Fee Rate:  0.50% per annum.

Servicing File:  With respect to each Mortgage Loan, the file retained by the TRS Servicer consisting of originals or copies of all Mortgage Loan Documents from the Submission Package.

Servicing Officer:  Any officer of the TRS Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the TRS Servicer to the TRS Sub-Trust upon request, as such list may from time to time be amended.

Servicing Transfer Date:  The effective date of a transfer of servicing from the TRS Servicer to a Successor Servicer, as provided in Section 11.01 of this Agreement.

Stated Termination Date:  August 31, 2005, as such date may be extended as provided in Section 9.01 hereof.

Submission Package:  With respect to each Mortgage Loan, a Dry Submission Package, a Cash Window Submission Package, a Conduit Submission Package or a Conversion Submission Package, as applicable, as such terms are defined in Schedule 1 to the Loan Sale Agreement.

Transaction Documents:  The Loan Sale Agreement, the Loan Repurchase Agreement, the Loan Participation Agreement, the Loan Purchase Agreement, the Custodial Agreement, the Servicing Agreement, the Blocked Account Agreement, the Trust Agreement, the Electronic Tracking Agreement and the Administration Agreement.

TRS Servicer:  MortgageIT, Inc., or its successor in interest or assigns, or any successor to the TRS Servicer under this Agreement appointed as herein provided.

Trust:  MortgageIT SPV I, a Delaware statutory trust.

Trust Agreement: The Trust Agreement dated as of August 4, 2004, between MortgageIT, MortgageIT Holdings, and Wilmington Trust Company, as Owner Trustee, as amended, supplemented or otherwise modified from time to time.

ARTICLE II

AGREEMENT TO PURCHASE, CONVEYANCE,
AND DELIVERY OF THE MORTGAGE LOANS

Section 2.01                                Conveyance of Mortgage Loans;   Possession of Submission Packages; Books & Records.

(a)                                  Conveyance of Mortgage Loans; Delivery of Mortgage Loan Documents.  Pursuant to the Loan Sale Agreement, on each Purchase Date, MortgageIT shall sell, transfer, assign, set over and convey to the TRS Sub-Trust, without recourse, and on a servicing-released basis, but subject to the terms of this Agreement, all its right, title and interest in and to the Mortgage Loans.  Pursuant to the Loan Repurchase Agreement, the Loan Participation Agreement and the Loan Purchase Agreement, on each Purchase Date, the TRS Sub-Trust shall sell, transfer, assign, set over and convey to UBS, without recourse and on a servicing-released basis, but subject to the terms of this Agreement, all its right, title and interest in and to the Mortgage Loans.  From and after the sale of the Mortgage Loans to the TRS Sub-Trust, all rights arising out of such the Mortgage Loans including but not limited to all funds received on or in connection with such Mortgage Loans, shall be received and held by the TRS Servicer in trust for the benefit of UBS as owner of such Mortgage Loans, and should the TRS Servicer retain record title to a related Mortgage, such title shall be held by the TRS Servicer for the sole purpose of facilitating the servicing of the related Mortgage Loan.

(b)                                 Possession of Submission Packages.  As of the related Purchase Date, MortgageIT will have delivered and released to the related Custodian those Mortgage Documents as required by the Loan Sale Agreement and the Custodial Agreement with respect to each Mortgage Loan.  The contents of each Submission Package not delivered to the related Custodian are and shall be held in trust by the TRS Servicer for the benefit of UBS as the owner.  The TRS Servicer shall maintain a Servicing File consisting of a copy of the contents of each Submission Package and the originals of the documents in each Submission Package not delivered to the related Custodian.  The possession of each Servicing File by the TRS Servicer is at the will of UBS for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the TRS Servicer is in a custodial capacity only.  On the related Purchase Date the ownership of each related Mortgage Note, the related Mortgage and the related Mortgage Documents and Servicing File shall vest immediately in the TRS Sub-Trust, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the TRS Servicer shall vest immediately in UBS and shall be retained and maintained by the TRS Servicer, in trust, at the will of UBS and only in such custodial capacity.  Each Servicing File shall be segregated from the other books and records of the TRS Servicer and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to UBS.  The TRS Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from UBS, unless such release is required as incidental to: (i) the TRS Servicer’s servicing of the Mortgage Loans; or (ii) a release or reconveyance pursuant to Section 6.02.

(c)                                  Books & Records.  To the extent that the original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the TRS Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques.  Notwithstanding the sale of the Mortgage Loans to the TRS Sub-Trust, the TRS Servicer may maintain a complete copy of all Mortgage Loan Files at its own expense to fulfill State and Federal record retention requirements applicable to sub prime mortgage lenders and/or servicers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01                                Servicer Representations and Warranties.

The TRS Servicer represents and warrants to the TRS Sub-Trust, UBS and the Owner Trustee that as of the date hereof, and as of each Purchase Date:

(a)                                  Due Organization and Authority.  The TRS Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the TRS Servicer, and in any event the TRS Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the TRS Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the TRS Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action; this Agreement evidences the valid, binding and enforceable obligation of the TRS Servicer; and all requisite corporate action has been taken by the TRS Servicer to make this Agreement valid and binding upon the TRS Servicer in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principals of equity;

(b)                                 Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the TRS Servicer, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the TRS Servicer pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)                                  No Conflicts.  Neither the execution and delivery of this Agreement, or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the TRS Servicer’s charter or by-laws or any legal restriction or any material agreement or instrument to which the TRS Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the TRS Servicer or its property is subject;

(d)                                 Ability to Perform.  The TRS Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(e)                                  No Litigation Pending.  There is no action, suit, proceeding or investigation pending or to the best of the TRS Servicer’s knowledge threatened against the TRS Servicer which, either in any one instance or in the aggregate, is reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the TRS Servicer, or in any material impairment of the right or ability of the TRS Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the TRS Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the TRS Servicer contemplated herein, or which would be likely to impair materially the ability of the TRS Servicer to perform under the terms of this Agreement;

(f)                                    No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the TRS Servicer of or compliance by the TRS Servicer with this Agreement or the Mortgage Loans, or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the applicable Purchase Date; and

(g)                                 No Securities Registration.  Neither the TRS Servicer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any Person to act, in such manner with respect to the Mortgage Loans.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01                                TRS Servicer to Act as TRS Servicer.

The TRS Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the TRS Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the TRS Servicer may waive any Ancillary Income or other fee that may be collected in the ordinary course of servicing the Mortgage Loans.  The TRS Servicer shall not make any future advances to any Mortgagor under any Mortgage Loan.  Unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the TRS Servicer, imminent, the TRS Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance, change the Prepayment Charge, or change the Mortgage Loan Maturity Date.  Without limiting the generality of the foregoing, the TRS Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the TRS Sub-Trust and UBS, all instruments of satisfaction with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Upon the request of the TRS Servicer, the TRS Sub-Trust and UBS (on its own behalf) shall execute and deliver to the TRS Servicer any powers of attorney or other document furnished to it by the TRS Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the TRS Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices.

Section 4.02                                Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the TRS Servicer shall take such action as (1) the TRS Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, and (3) the TRS Servicer shall reasonably and in good faith determine to be in the best interest of UBS.  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the TRS Servicer shall exercise reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing those Mortgage Loans which are in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In such connection, the TRS Servicer shall from its own funds make all necessary, reasonable and proper Servicing Advances, provided, however, that the TRS Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine in its sole reasonable discretion (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds or through Insurance Proceeds; provided that such expenses shall be reimbursed only to the extent that the interest on the Loans and the Notes is paid in full, but neither event described in (a) and (b) above shall be a condition precedent for the reimbursement of the TRS Servicer.

Section 4.03                                Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the TRS Servicer shall proceed to collect all payments due, in accordance with the standard of care it would use with respect to similar mortgage loans held for its own account and consistent with Accepted Servicing Practices, under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments in accordance with the standard of care it would use with respect to similar mortgage loans held for its own account and consistent with Accepted Servicing Practices.

Section 4.04                                Deposits to Blocked Account.

If any Mortgage Loans are serviced by MortgageIT directly rather than serviced by GMAC as sub-servicer, the provisions of this Section 4.04, Section 4.05 and Section 4.08 shall control.

(a)                                  The TRS Servicer shall segregate and hold all funds collected and received relating to the Mortgage Loans, once such funds have been received in the TRS Servicer’s master lockbox clearing account and have been identified as relating to the Mortgage Loans, separate and apart from any of its own funds and general assets.  These funds shall be held in a Blocked Account in the form of time deposit or demand accounts, titled “MortgageIT Inc., as

Servicer, in trust for UBS Real Estate Securities Inc. and its assignees”, established and maintained pursuant to the Blocked Account Agreement.  The Blocked Account shall be established with HSBC Bank or any other entity approved by UBS.  Any funds deposited in the Blocked Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Blocked Account may be withdrawn therefrom by the TRS Servicer in accordance with Section 4.05.

The TRS Servicer hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Blocked Account and all amounts credited thereto at any time to UBS.

(b)                                 Deposits to Blocked Account.  The TRS Servicer shall deposit in the Blocked Account within three (3) Business Days after receipt of funds, and retain therein, the following collections received by the TRS Servicer and remitted to UBS:

(i)                                     all payments on account of principal on the Mortgage Loans including Principal Prepayments and all amounts on account of the repurchase price of Mortgage Loans received from MortgageIT, as seller pursuant to the Loan Sale Agreement;

(ii)                                  all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)                               all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.13), and Section 4.11;

(iv)                              any amounts required to be deposited by the TRS Servicer pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(v)                                 all Liquidation Proceeds;

(vi)                              all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vii)                           any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.14; and

(viii)                        any amounts required to be deposited by the TRS Servicer pursuant to Section 4.08 in connection with the investment in Eligible Accounts.

(c)                                  The foregoing requirements for deposit into the Blocked Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, amounts representing the Servicing Fee collected from the interest portion of the Monthly Payment on the related Mortgage Loan and Ancillary Income need not be deposited by the TRS Servicer into the Blocked Account, subject to the following: if the TRS Servicer receives notice from UBS that a Facility Default has occurred and is continuing, until it receives further notice from UBS that there is no longer any continuing Facility Default, the preceding exception shall not apply and Ancillary Income shall be deposited by the TRS Servicer into the Blocked Account.

(d)                                 Notwithstanding anything to the contrary in this Agreement, the TRS Servicer shall not be obligated to advance from its own funds (i) any due or delinquent, but uncollected, principal and interest related to a Mortgage Loan or (ii) compensating interest (prepayment interest shortfalls) for any Mortgage Loan.

Section 4.05                                Permitted Withdrawals from Blocked Account.

(a)                                  The TRS Servicer shall be permitted to request UBS to make the following withdrawals from the Blocked Account, it being understood that only UBS shall, by written instruction, be permitted to direct the bank holding the Blocked Account to remit funds therefrom:

(i)                                     to reimburse itself for any Servicing Advances, but only from amounts received on account of the corresponding Mortgage Loan;

(ii)                                  to pay to itself for any income or gain realized from the investment of funds in the Blocked Account in Eligible Accounts pursuant to Section 4.08;

(iii)                               to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 7.01;

(iv)                              to pay any amount required to be paid pursuant to Section 4.14 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Blocked Account shall be limited to amounts on deposit in the Blocked Account with respect to the related REO Property;

(v)                                 on each Payment Date, to pay to UBS, to the extent of available funds on deposit in the Blocked Account, an amount equal to all interest due to UBS, together with all principal collections and other recoveries of principal received by the TRS Servicer (including any Repurchase Prices not recovered directly by UBS) during the preceding month on the Mortgage Loans, in each case to the extent not previously remitted to UBS by the TRS Servicer or the TRS Sub-Trust (it being acknowledged by the parties that amounts representing the Principal Prepayments are expected to be remitted to UBS immediately upon receipt and in no event later than the Business Day following the date on which such Principal Prepayments were received by the TRS Servicer);

(vi)                              to withdraw funds deposited in error;

(vii)                           on each Payment Date, to pay to itself the Servicing Fee from any amounts remaining after the payment to UBS referenced in clause (v) above, subject to Section 6.03 hereof;

(viii)                        on each Payment Date, from amounts remaining, to make payments in accordance with the Trust Agreement; and

(ix)                                to clear and terminate the Blocked Account upon the termination of this Agreement and the Trust Agreement.

(b)                                 Following the TRS Servicer’s receipt of a written notice from UBS notifying the TRS Servicer of the occurrence of a Facility Default, an acceleration of the TRS Sub-Trust’s obligations under the Loan Repurchase Agreement, the Loan Participation Agreement, the Loan Purchase Agreement, or an Event of Default hereunder, all amounts deposited in the Blocked Account shall be paid to UBS.

Section 4.06                                Escrow Account.

If any Mortgage Loans are serviced by MortgageIT directly rather than serviced by GMAC as sub-servicer, the provisions of this Section 4.06 and of  Section 4.08 shall control.

(a)                                  Establishment.  The TRS Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, established in the name of “MortgageIT, Inc., as Servicer, in trust for UBS Real Estate Securities Inc. and its assignees and various Morgagors”.  The Escrow Account shall be established with [JPMorgan Chase Bank], in a manner that shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Account may be drawn on by the TRS Servicer in accordance with Section 4.06(c).

(b)                                 Deposits to Escrow Account.  The TRS Servicer shall deposit in the Escrow Account within three (3) Business Days after receipt of funds, and retain therein:

(i)                                     all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting payment of any item required under the terms of the related Escrow agreement with the Mortgagor; and

(ii)                                  all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)                               any amounts required to be deposited by the TRS Servicer pursuant to Section 4.08 in connection with the investment in Eligible Accounts.

(c)                                  Withdrawals from Escrow Account.  Withdrawals from the Escrow Account may be made by the TRS Servicer only:

(i)                                     to effect payments of items constituting Escrow Payments for the related Mortgage pursuant to the terms of the Mortgage or any other related document;

(ii)                                  to reimburse the TRS Servicer for any Servicing Advances made by the TRS Servicer pursuant to Section 4.07 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)                               to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)                              for transfer to the related Blocked Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)                                 for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.13;

(vi)                              to pay to the TRS Servicer pursuant to Section 4.08, or any Mortgagor to the extent required by law, any interest earned on the funds deposited in the Escrow Account;

(vii)                           to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)                        to withdraw funds deposited in error.

Section 4.07                                Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the TRS Servicer shall maintain accurate and customary servicing records reflecting the status of taxes, assessments, fire and hazard insurance premiums and other charges which are or may become a lien upon the Mortgaged Property.  As to those Mortgage Loans which are the subject of an “impound account” for the payment of taxes and/or insurance, the TRS Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) subject to the Escrow Account and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account.  To the extent that a Mortgage does not provide for Escrow Payments, the TRS Servicer shall use its best efforts to determine that any such payments coming due and delinquent prior to the related Purchase Date are made by the Mortgagor.  The TRS Servicer assumes full responsibility for the payment of all such bills and shall effect payment of all such bills in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized and, in addition, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien, irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and, if necessary, the TRS Servicer shall make Servicing Advances from its own funds to effect such payments (subject to the TRS Servicer’s right of reimbursement from the Escrow Account pursuant to Section 4.06(c)(ii) or the Blocked Account pursuant to Section 4.05(a)(i)).

Section 4.08                                Protection of Accounts.

Amounts on deposit in the Blocked Account and the Escrow Account may at the option of the TRS Servicer be invested in Eligible Accounts.  Any such Eligible Account shall permit withdrawals therefrom no later than the day before the next Payment Date.  Any such Eligible Account relating to the Blocked Account shall be established in the name of “MortgageIT, Inc., as Servicer, in trust for UBS Real Estate Securities Inc. and its assignees”; any such Eligible Account relating to the Escrow Account shall be established in the name of the

TRS Servicer or for the benefit of UBS.  All income on or gain realized from any such Eligible Account shall be for the benefit of the TRS Servicer and may be withdrawn at any time by the TRS Servicer, subject to Section 4.05(b) and Section 4.06(c).  The TRS Servicer shall be responsible for any losses incurred in respect of any Eligible Account and any taxes imposed on the TRS Sub-Trust on account of any Eligible Account and shall deposit in the Blocked Account or the Escrow Account, as applicable, out of its own funds amounts equal to all such losses and taxes immediately as such losses are realized or assessed.

Section 4.09                                Maintenance of Hazard Insurance.

The TRS Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all improvements upon the Mortgaged Property are insured by a generally acceptable, licensed and qualified insurer against loss by fire and hazards of extended coverage, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan or (ii) the outstanding principal balance of the Mortgage Loan.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable, qualified insurance carrier in an amount representing coverage equal to the lesser of (i) the replacement value of the improvements, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended or (iii) the outstanding principal balance of the Mortgage Loan securing such Mortgaged Property.  If at any time during the term of the Mortgage Loan, the TRS Servicer determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by (and available under) the Flood Disaster Protection Act of 1973, as amended, the TRS Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within sixty (60) days after such notification, the TRS Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf (except as may be prohibited or limited by applicable law).

Pursuant to Section 4.04, any amounts collected by the TRS Servicer under any such policies or with respect to property acquired in liquidation of the Mortgage Loan (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property or to be released to the Mortgagor, in accordance with the TRS Servicer’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Blocked Account subject to withdrawal pursuant to Section 4.05.

Section 4.10                                Maintenance of Mortgage Impairment Insurance.

In the event that the TRS Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10.  Any amounts collected by the TRS Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Blocked Account subject to withdrawal pursuant to Section 4.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the TRS Servicer shall deposit in the Blocked Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the TRS Servicer’s funds, without reimbursement therefor.

Section 4.11                                Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The TRS Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the TRS Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the TRS Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.11 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the TRS Servicer from its duties and obligations as set forth in this Agreement.  The TRS Servicer shall deliver a copy of such fidelity bond and insurance policy to the TRS Sub-Trust and UBS upon request.

Section 4.12                                Delivery of Document in Possession of Custodian.

The TRS Sub-Trust shall cause either Custodian to deliver to the TRS Servicer, on a timely basis, those mortgage loan documents that the TRS Servicer may request from such Custodian from time to time.  Should such Custodian fail to deliver the requested mortgage loan documents on a timely basis, the TRS Servicer shall not be liable for any related loss or expense arising therefrom.  Any Event of Default which is attributable to the failure of such Custodian to deliver or such Custodian’s untimely delivery of reasonably requested mortgage loan documents shall not be chargeable to the TRS Servicer and shall be deemed to not have occurred.

Section 4.13                                Restoration of Mortgaged Property.

In the event that any Mortgaged Property is damaged as a result of an insured act under one of the insurance policies discussed in this Agreement or subject to a governmental taking, the TRS Servicer shall apply any Insurance Proceeds or Condemnation Proceeds (collectively “Proceeds”) actually received by it, in accordance with Accepted Servicing Practices, applicable law, and the terms of the related Mortgage or Deed of Trust.  Consistent therewith the TRS Servicer shall apply such Proceeds to reduce the principal balance of the Mortgage Loan unless;

1.                                       Applicable law requires otherwise; or

2.                                       The TRS Servicer has determined that restoration and/or repair of the Mortgaged Property is in the best interest of all parties.

In the determination of whether to allow restoration and/or repair, the TRS Servicer will consider the following:

1.                                       Whether the Mortgagor is otherwise in default under the terms of the Mortgage or deed of trust;

2.                                       Whether restoration and/or repair is economically feasible; and

3.                                       Whether such restoration and/or repair will have a material impact on the Mortgage Property’s value.

The TRS Servicer need not obtain the approval of UBS prior to releasing any Insurance Proceeds or Condemnation Proceeds to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance herewith and with Accepted Servicing Practices.  If UBS is named as an additional loss payee, the TRS Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of UBS.

Section 4.14                                Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of UBS or its designee of record on the date of acquisition of title, for UBS.  UBS or its designee shall provide the TRS Servicer with one or more powers of attorney, if reasonably requested, to enable the TRS Servicer to fulfill its duties under this Agreement.

The TRS Servicer shall manage, conserve, protect and operate each REO Property for the TRS Sub-Trust and UBS, solely for the purpose of its prompt disposition and sale.  The TRS Servicer, either itself or through an agent selected by the TRS Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.

The TRS Servicer shall attempt to sell the REO Property (and may temporarily rent the same) on such terms and conditions as the TRS Servicer determines in its good faith judgment to be in the best interest of the TRS Sub-Trust and UBS.  The proceeds of sale of the REO Property shall be deposited in the Blocked Account within three (3) Business Days after receipt of funds.  As soon as practical thereafter, the expenses of such sale shall be paid and the TRS Servicer shall reimburse itself from the Blocked Account for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed expenses and advances made pursuant to this Agreement.

With respect to each REO Property, the TRS Servicer shall deposit all funds collected and received in connection with the operation of the REO Property in the Blocked Account within three (3) Business Days after receipt of such funds and shall also deposit in the Blocked Account all revenues received with respect to the conservation and disposition of the related REO Property.

The TRS Servicer shall withdraw from the Blocked Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the TRS Servicer, a sub servicer, or the TRS Servicer itself.  The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located.

Section 4.15                                Sub Servicer.

The TRS Servicer may, with the prior consent of UBS, appoint a sub-servicer to perform any or all of its duties under this Agreement with respect to any Mortgage Loan.  UBS hereby consents to the appointment of GMAC as a sub-servicer under this Agreement.  GMAC Mortgage Corporation and any other sub-servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the Accepted Servicing Practices.  The TRS Servicer shall remain liable for any and all of its duties under this Agreements delegated to GMAC or any other sub-servicer.  Upon appointment of any sub-servicer, or with respect to GMAC, as of the Closing Date, all of the TRS Servicer’s rights and remedies (but none of its obligations) under any sub-servicing agreement with respect to each Mortgage Loan shall be automatically assigned to UBS hereunder, including, without limitation, the ability to terminate such sub-servicer.  The TRS Servicer hereby represents, warrants and covenants that any sub-servicing agreement currently in existence with any such sub-servicer or hereafter entered into with any sub-servicer does not, and will not, contain any termination fee to be paid to any such Servicer upon termination of such entity as sub servicer of the Mortgage Loans.

ARTICLE V

NOTIFICATION; STATEMENTS

Section 5.01                                Notifications.  The TRS Servicer will notify the TRS Sub-Trust and UBS in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, any remedial steps being taken with respect thereto:

(i)                                     receipt of notice or knowledge that the Mortgaged Property relating to a Mortgage Loan has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty or otherwise damaged so as to affect adversely its Market Value; and

(ii)                                  promptly upon receipt of notice or knowledge of (A) any material default related to any Mortgage Loan, (B) any lien or security interest (other than security interests created hereby) on, or claim asserted against, any of the Mortgage Loans which, individually or together with such liens, security interests or claims, is reasonably likely to have a Material Adverse Effect or (C) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

Section 5.02                                Monthly Reports.  Not later than 5:00 p.m. New York City time on each Payment Date, the TRS Servicer will provide to the TRS Sub-Trust and UBS, by electronic or other format acceptable to UBS, the following information in respect of the preceding month:

(i)                                     Summary of delinquency and loss experience;

(ii)                                  With respect to any MERS Designated Mortgage Loan, MERS Reports;

(iii)                               A remittance report, in hard copy and electronic format acceptable to UBS, containing the following information regarding funds collected during the prior calendar month:

(1)                                  Mortgage Loan number;

(2)                                  Note Rate;

(3)                                  Remittances allocable to principal and interest, escrow and taxes;

(4)                                  Paid through date;

(5)                                  Mortgage Loan balance;

(6)                                  Delinquency status;

(7)                                  Whether the Mortgaged Property is in foreclosure or has become an real estate owned property;

(8)                                  Whether any Mortgagor is the subject of any bankruptcy action; and

(9)                                  Any other information that UBS may reasonably request;

(iv)                              Any additional reports with respect to the TRS Servicer’s servicing portfolio as UBS  may reasonably request;

(v)                                 Any other reports as deemed necessary at securitization and reasonably prepared by the TRS Servicer.

In addition, the TRS Servicer shall provide UBS with such information concerning the Mortgage Loans as is necessary for UBS to prepare its federal income tax returns as UBS may reasonably request from time to time.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01                                Transfers of Mortgaged Property.

Except as limited by applicable law, the TRS Servicer shall use commercially reasonable efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the TRS Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the TRS Servicer shall not exercise such rights if prohibited by law from doing so.

If the TRS Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the TRS Servicer shall endeavor to enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed (subject to said Person meeting the TRS Servicer’s underwriting guidelines then in existence) pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the TRS Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and UBS of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the TRS Servicer for entering into an assumption agreement such fee will be retained by the TRS Servicer as Ancillary Income, subject to Section 4.04(c).  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed, without UBS’s written consent.

Section 6.02                                Satisfaction of Mortgages and Release of Submission Packages.

Upon the payment in full of any Mortgage Loan, the TRS Servicer shall notify UBS in the weekly Principal Prepayment Remittance and shall be authorized to request the immediate release of any Mortgage Documents for such Mortgage Loan.  The costs associated with the release or reconveyance shall be borne by the TRS Sub-Trust, to the extent such amounts are not recovered from the Mortgagor.

Except as provided for in Section 4.01 of this Agreement, if the TRS Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage without the prior written consent of UBS, upon written demand of UBS and the Majority Investors the TRS Servicer shall repurchase the related Mortgage Loan at the Repurchase Amount.  The TRS Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.11 insuring the TRS Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03                                Servicing Compensation.

As compensation for its services hereunder, the TRS Servicer shall be entitled on the terms set forth herein to request withdrawals from the Blocked Account the amount of its Servicing Fee with respect to such Mortgage Loan; however such withdrawal or retention shall only be permitted to be made from the related Monthly Payment with respect to such Mortgage Loan.  The Servicing Fee shall be payable monthly without pro ration and shall be computed on the basis of the unpaid principal balance for such Mortgage Loan as of the first day of the related Due Period.  For so long as no Facility Default has occurred and is continuing, as servicing compensation, the TRS Servicer shall be entitled to receive the Servicing Fee, as provided in Section 4.05(a)(vii) and to retain as income all Ancillary Income and other like charges or fees, subject to Section 4.04(c); provided that following the occurrence and during the continuance of a Facility Default, the right of the TRS Servicer to receive any such servicing compensation shall be suspended and such amounts shall be paid to UBS.

ARTICLE VII

THE TRS SERVICER

Section 7.01                                Indemnification; Third Party Claims.

The TRS Servicer shall indemnify the TRS Sub-Trust, UBS and the Owner Trustee and their respective Affiliates and officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and against any and all liabilities, claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs of counsel, judgments, and any other costs, fees and expenses (collectively, the “Costs”) that may be imposed on, incurred by or assessed against such Indemnified Party relating to or arising out of a third party claim related to the failure of the TRS Servicer, GMAC Mortgage Corporation as sub servicer or any other sub servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.  If an Indemnified Party shall so request, the TRS Servicer shall assume the defense of any such claim.  The TRS Servicer shall pay all expenses in connection with any such claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or UBS in respect of such claim.  UBS promptly shall reimburse the TRS Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the failure of the TRS Servicer to service and administer the Mortgage Loans or otherwise to perform its obligations in strict compliance with the terms of this Agreement.

The TRS Servicer shall also reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights against the TRS Servicer under this Agreement, including without limitation the reasonable fees and expenses of its counsel.

Section 7.02                                Merger or Consolidation of the TRS Servicer.

The TRS Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.  Any Person into which the TRS Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the TRS Servicer shall be a party, or any Person succeeding to the business of the TRS Servicer, shall be the successor of the TRS Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03                                Limitation on Liability of Servicer and Others.

Neither the TRS Servicer nor any of the directors, officers, employees or agents of the TRS Servicer shall be under any liability to the TRS Sub-Trust or UBS for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the TRS Servicer against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  The TRS Servicer and any director, officer, employee or agent of the TRS Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The TRS Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the TRS Servicer may, with the consent of UBS, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the TRS Servicer shall be entitled to reimbursement from the TRS Sub-Trust of the reasonable legal expenses and costs of such action.

Section 7.04                                Limitation on Resignation and Assignment by Servicer.

The Trust on behalf of the TRS Sub-Trust and UBS have entered into this Agreement with the TRS Servicer and the TRS Sub-Trust and UBS will purchase the Mortgage Loans in reliance upon the independent status of the TRS Servicer, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the TRS Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a sub servicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of UBS, which consent shall not be unreasonably withheld.  The TRS Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the TRS Servicer, the TRS Sub-Trust and UBS or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the TRS Servicer.  No such resignation shall become effective until a successor shall have assumed the TRS Servicer’s responsibilities and obligations hereunder in the manner provided in Section 10.01.

ARTICLE VIII

DEFAULT

Section 8.01                                Events of Default.

Each of the following shall constitute an Event of Default on the part of the TRS Servicer:

(i)                                     any failure by the TRS Servicer to remit, or to deposit into the Blocked Account, any payment required to be made under the terms of this Agreement which continues unremedied (a) for a period of one Business Day, in the case of any such deposit of amounts referred to in Section 7(h) of the Loan Repurchase Agreement, or (b) in any other case, for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the TRS Servicer by UBS (which UBS may in its discretion give); or

(ii)                                  failure by the TRS Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the TRS Servicer set forth in this Agreement, the Blocked Account Agreement or in the Custodial Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the TRS Servicer by UBS or by the related Custodian (and UBS may or, as the case may be, shall give such notice as contemplated in clause (i) above); or

(iii)                               failure by the TRS Servicer to maintain its license to do business in any jurisdiction where the Mortgage Property is located except where the failure to be so qualified would not have a material adverse effect on (a) the validity or enforceability of this Agreement or any of the Mortgage Loans or (b) the ability of the TRS Servicer to perform its duties under this Agreement;

(iv)                              a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the TRS Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)                                 the TRS Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the TRS Servicer or of or relating to all or substantially all of its property; or

(vi)                              for so long as MortgageIT, Inc. is the TRS Servicer, the occurrence and continuance of a Facility Default or any of the following circumstances or events (“Servicing Termination Events”):

(1)                                  any failure by the TRS Servicer to remit to UBS (or other registered holder of a Participation Certificate) when due any payment required to be made under this Agreement or such Participation Certificate;

(2)                                  failure by the TRS Servicer duly to observe or perform in any material respect any of its other covenants or agreements set forth in this Agreement or in any of the other Transaction Documents to which it is a party which continues unremedied for a period of one (1) business day (or such longer period provided in the relevant notice to the TRS Servicer) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the TRS Servicer by UBS; or

(3)                                  any representation, warranty or certification made or deemed made herein or in any of the other Transaction Documents by the TRS Servicer or any certificate furnished to UBS pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(4)                                  an Act of Insolvency with respect to the TRS Servicer or any of its Affiliates; or

(5)                                  the TRS Servicer ceases to meet the qualifications for maintaining all Agency Approvals (as defined in the Loan Participation Agreement); or

(6)                                  the TRS Servicer attempts to assign its right to servicing compensation hereunder or attempts without the consent of UBS to sell or otherwise dispose of all or substantially all of its property or assets or to assign its servicing responsibilities this Agreement or to delegate its duties thereunder or any portion thereof (to other than a sub servicer); or

(7)                                  the TRS Servicer or any of its Affiliates fails to operate or conduct its business operations or any material portion thereof in the ordinary course, or the TRS Servicer experiences any other material adverse change in its business operations or financial condition, which, in UBS’s sole discretion, constitutes a material impairment of the TRS Servicer’s ability to perform its obligations under this Agreement or any other related document; or

(8)                                  the TRS Servicer’s membership in MERS is terminated for any reason; or

(9)                                  the TRS Servicer shall default under, or fail to perform as requested under, or shall otherwise materially breach the terms of any material instrument, agreement or contract; or

(10)                            the failure of a Security (as defined in the Loan Participation Agreement) to be issued for any reason whatsoever on or before the date on which such Security must be issued and delivered to UBS);

(vii)                           the TRS Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days.

In each and every such case, so long as an Event of Default shall not have been remedied or if UBS’s obligations to repurchase all Mortgage Loans have been accelerated pursuant to Section 7 of the Loan Repurchase Agreement (regardless of whether the related Event of Default has later been remedied), in addition to whatsoever rights UBS may have at law or equity to damages, including injunctive relief and specific performance, UBS, by notice in writing to the TRS Servicer (which UBS may in its discretion give and shall give if requested to do so by the Majority Investors), may terminate all the rights and obligations of the TRS Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof (a) immediately, in the case of any Event of Default of a kind referred to in clause (iii), (iv) or (v) of Section 7 of the Loan Repurchase Agreement or (b) upon payment of all monies otherwise owed hereunder to the TRS Servicer (e.g. Servicing Advances) in any other case; provided that, if a termination occurs immediately, pursuant to clause (a) of this sentence, the TRS Servicer’s right to receive all monies otherwise owed hereunder to it in respect of prior periods and, as provided in Section 10.01, all claims of any other Person against the TRS Servicer, in respect of prior periods shall survive the termination, subject to the following sentence.  Following the occurrence and during the continuance of a Facility Default, the right of the TRS Servicer to receive any monies hereunder shall be suspended and such amounts shall be paid to UBS.  In all cases, the TRS Servicer’s right to receive any such monies shall be reduced by all amounts, if any, which at the time are payable by the TRS Servicer hereunder into the Deposit Account, the Escrow Account or to the TRS Sub-Trust or otherwise.

Upon receipt by the TRS Servicer of such written notice, all authority and power of the TRS Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 10.01.  Upon written request from UBS (which it may or, as appropriate, shall give as provided above for such notice), the TRS Servicer shall prepare, execute and deliver to the successor entity designated by UBS any and all documents and other instruments, place in such successor’s possession all Submission Packages, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the TRS Servicer to the Blocked Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 8.02                                Waiver of Defaults.

UBS may waive any default by the TRS Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

No failure to exercise and no delay in exercising, on the part of the TRS Sub-Trust or UBS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

ARTICLE IX

TERMINATION

Section 9.01                                Termination.

This Agreement shall terminate upon the earliest to occur of (i) the Stated Termination Date; (ii) the later of the final payment or other liquidation of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; (iii) the termination of the TRS Servicer by UBS for cause pursuant to Section 8.01 or, upon one day’s notice from UBS, without cause; or (iv) mutual consent of the TRS Servicer, the TRS Sub-Trust and UBS in writing.

Not more than 90 days nor fewer than 60 days prior to the then Stated Termination Date, the TRS Servicer may send to UBS a written request, requesting that UBS extend the then Stated Termination Date to a date not more than one year from the then Stated Termination Date.  UBS shall respond, in writing, to any such request within 15 Business Days of UBS’s receipt thereof; provided, that if UBS does not so respond, then the request to extend shall be deemed denied.

Section 9.02                                Retention and Termination of TRS Servicer.

The TRS Servicer hereby covenants and agrees to act as TRS Servicer for an initial term beginning on the date of this Agreement and ending on the same day of the month two (2) months thereafter, which term shall be extendable by UBS for successive terms thereafter of thirty days each (or, as specified in a writing delivered by UBS to the TRS Servicer, such other term-to-term basis), until the termination of this Agreement.  The TRS Servicer hereby agrees that, upon its receipt of any such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at thirty day intervals for so long as such instructions are in effect) (a “Servicer Extension Notice”), the TRS Servicer shall become bound, for the duration of the term covered by such Servicer Extension Notice, to continue as the TRS Servicer subject to and in accordance with the other provisions of this Agreement.  The TRS Servicer agrees that if as of the tenth day prior to the last day of any term it shall not have received a Servicer Extension Notice from UBS, the TRS Servicer will, within five days thereafter, give written notice of such nonreceipt to UBS.

ARTICLE X

SUCCESSOR TO THE TRS SERVICER

Section 10.01                          Successor to Servicer.

The appointment hereunder of MortgageIT as the TRS Servicer hereunder shall initially be for a term beginning on the date of this Agreement and ending on the same day of the month two (2) months thereafter, which term shall be extendable by UBS for successive terms thereafter of thirty days each (or, as specified in a writing delivered by UBS to the TRS Servicer, such other term-to-term basis), until the termination of this Agreement.  The term of appointment of any Person as a successor Servicer hereunder shall begin on the date the appointment is effective and shall end on the last day of the last term or, if earlier, on the Stated Termination Date, as then in effect.

Prior to termination of the TRS Servicer’s responsibilities and duties under this Agreement pursuant to Sections 7.04, 8.01, or 9.01 or the end of the last term of the TRS Servicer hereunder, UBS shall, (i) succeed to and assume all of the TRS Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the TRS Servicer under this Agreement prior to the termination of Servicer’s responsibilities, duties and liabilities under this Agreement.  In the event that the TRS Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the TRS Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence which it is obligated to exercise under this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the TRS Servicer and UBS an instrument accepting such appointment, wherein, if the successor and the predecessor Servicers are different Persons, the successor shall agree to indemnify the predecessor Servicer for any liability arising out of the successor’s subsequent acts and omissions related to its duties as the successor servicer, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the TRS Servicer, with like effect as if originally named as a party to this Agreement.  Likewise, if the TRS Servicer and the successor are different Persons, the TRS Servicer shall agree to indemnify the successor Servicer for any liability arising out of the TRS Servicer’s acts and omissions relating to its acts as TRS Servicer prior to the effective date of the servicing transfer.  Any termination or resignation of the TRS Servicer or termination of this Agreement pursuant to Section 7.04, 8.01, or 9.01 or arising out of the lapse of a Servicer’s term of appointment hereunder shall not affect any claims that UBS may have against the TRS Servicer arising out of the TRS Servicer’s actions or failure to act prior to any such termination or resignation.

The TRS Servicer shall deliver promptly to the successor servicer (if it is a different person) all Submission Packages and related documents and statements held by it hereunder.  In all cases, at the end of any term of its appointment hereunder, the TRS Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as UBS may reasonably request, at the TRS Servicer’s sole expense, to vest in any successor all such rights, powers, duties, responsibilities, obligations and liabilities of the TRS Servicer.

The TRS Servicer shall be liable for any and all fees and expenses required to terminate the Servicing Agreement and/or to effectuate the transfer of the TRS Servicer’s responsibilities, duties and liabilities to the successor Servicer.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01                          Transfer of Servicing.  In the event the TRS Servicer is terminated pursuant to this Agreement or its term as such hereunder lapses without its being appointed for another, consecutive, term, the following shall be performed:

(a)                                  With respect to each Mortgage Loan, on the related Servicing Transfer Date, UBS, or its appointed successor servicer (collectively referred to as “Successor Servicer”), shall assume all servicing responsibilities related to, and the TRS Servicer shall cease all servicing responsibilities related to, the Mortgage Loans.  On or prior to the related Servicing Transfer Date the TRS Servicer shall take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to the Successor Servicer, including but not limited to the following:

(i)                                     Notice to Mortgagors.  The TRS Servicer shall mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Successor Servicer; in accordance with the Cranston-Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Successor Servicer.  The TRS Servicer shall provide the Successor Servicer with copies of all such notices no later than the related Servicing Transfer Date.

(ii)                                  Notice to Taxing Authorities and Insurance Companies.  The TRS Servicer shall transmit to the applicable insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Successor Servicer, and instructions to deliver all notices and insurance statements, as the case may be, to the Successor Servicer from and after the related Servicing Transfer Date.  The TRS Servicer shall provide the Successor Servicer with copies of all such notices no later than the related Servicing Transfer Date.

(iii)                               Delivery of Servicing Records.  The TRS Servicer shall forward to the Successor Servicer, all servicing records in the TRS Servicer’s possession relating to each Mortgage Loan.

(iv)                              Escrow Payments.  On the Servicing Transfer Date, the TRS Servicer shall provide the Successor Servicer, with immediately available funds by wire transfer in the amount of the Escrow Account balance.  The TRS Servicer shall provide the Successor Servicer with an accounting statement sufficient to enable the Successor Servicer to reconcile the amount of such payment with the accounts of the Mortgage Loans.

(v)                                 Payoffs and Assumptions.  The TRS Servicer shall provide to the Successor Servicer, copies of all assumption statements generated by the TRS Servicer on the Mortgage Loans from the related Cut-off Date to the related Servicing Transfer Date.

(vi)                              Mortgage Payments Received Prior to Related Servicing Transfer Date.  Prior to the related Servicing Transfer Date all payments theretofore received by the TRS Servicer on each Mortgage Loan shall be properly applied by the TRS Servicer to the account of the particular Mortgagor.

(vii)                           Mortgage Payments Received After Related Servicing Transfer Date.  The amount of any Monthly Payments received by the TRS Servicer after the related Servicing Transfer Date as well as any such payments theretofore received but not credited as of such date shall be forwarded within five Business Days of receipt to the Successor Servicer.  The TRS Servicer shall notify the Successor Servicer of the particulars of the payment, which notification requirement shall be satisfied if the TRS Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Successor Servicer.  In addition, the TRS Servicer shall endorse to the Successor Servicer the Monthly Payments received by the TRS Servicer after the Servicing Transfer Date.

(viii)                        Misapplied Payments.  Misapplied payments shall be processed as follows:

(1)                                  All parties shall cooperate in correcting misapplication errors;

(2)                                  The party receiving notice of a misapplied payment occurring prior to the related Servicing Transfer Date and discovered after the related Servicing Transfer Date shall immediately notify the other parties;

(3)                                  If a proven misapplied payment which occurred prior to the related Servicing Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in the Blocked Account or Escrow Account, the TRS Servicer shall be liable for the amount of such shortage.  The TRS Servicer shall reimburse the Successor Servicer for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Successor Servicer;

(ix)                                Reconciliation.  The TRS Servicer shall, on or before the related Servicing Transfer Date, reconcile principal balances and make any monetary adjustments necessary to complete the reconciliation.  Any such monetary adjustments will be transferred between the TRS Servicer and the Successor Servicer as appropriate.

(x)                                   IRS Forms.  The TRS Servicer shall prepare and file all IRS forms 1098, 1099 and other applicable forms and reports which are required to be filed with respect to the period prior to the related Servicing Transfer Date in relation to the servicing and ownership of the Mortgage Loans.  The TRS Servicer shall provide copies of such forms to UBS upon request and shall reimburse UBS for any costs or penalties incurred by UBS due to the TRS Servicer’s failure to comply with this paragraph.  The TRS Servicer shall not be responsible for the preparation or filing of any such reports with respect to any period commencing on or after the related Servicing Transfer Date.

(xi)                                MERS Designated Mortgage Loans.  With respect to any MERS Designated Mortgage Loans, the Master Servicer or Servicer will modify the “Servicer” and all other relevant fields in the MERS® System to reflect the transfer of Servicing to the Successor Servicer, where applicable.

(b)                                 Within two (2) Business Days after the TRS Servicer delivers to the TRS Sub-Trust an invoice stating the amounts thereof, the TRS Sub-Trust shall, or shall cause the Successor Servicer to, reimburse the TRS Servicer for all Servicing Advances not previously reimbursed and pay to the TRS Servicer any Servicing Fees that were not previously retained by or paid to the TRS Servicer.  The TRS Servicer shall provide UBS with a copy of any such notice that it delivers to the TRS Sub-Trust at the time it give such notice.  The TRS Servicer shall be obligated to deliver the Servicing Files to UBS or Successor Servicer whether or not all such Servicing Advances shall have been reimbursed and all such Servicing Fees shall have been paid, upon the termination of the appointment of the TRS Servicer in connection with an Event of Default pursuant to Section 8.01.  Any invoice delivered as provided above may be supplemented by another invoice specifying any further amounts of unreimbursed Servicing Advances and unpaid Servicing Fees, which shall be paid in the same manner.  In addition, if and to the extent that from and after the Servicing Transfer Date (or such earlier date through which Servicing Advances shall have been, for convenience, calculated and reimbursed) the TRS Servicer should receive and pay bills for services properly rendered with respect to the Mortgage Loans and REO Property prior to the Servicing Transfer Date, then Servicer shall be entitled to reimbursement for such additional payments.  Within five (5) Business Days after Servicer makes a written request to the TRS Sub-Trust for such reimbursement, supported by a copy of the pertinent bill for services and including an indication of the Mortgage Loan to which the bill relates, the TRS Sub-Trust shall, or shall cause the Successor Servicer to, reimburse the TRS Servicer for such payment.

Section 11.02                          Amendment.

This Agreement may be amended from time to time by the TRS Servicer, the TRS Sub-Trust and UBS by written agreement signed by the TRS Servicer and UBS.

Section 11.03                          Governing Law; Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of law principles thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.  With respect to all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and any action or proceeding for recognition and enforcement of any judgment in respect thereof, each of the TRS Servicer, the TRS Sub-Trust and UBS irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan, City of New York, and each such party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process is made by any lawful means.  Without limiting the foregoing, each such party irrevocably agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof to it by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in or pursuant to this Agreement for notices.

Section 11.04                          Notices.

All demands, notices and communications under or in connection with this Agreement shall be in writing and shall be deemed to have been duly given, made and received  (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile with appropriate evidence of receipt, addressed as follows:

(i)                                     if to the TRS Servicer:

MortgageIT, Inc.
33 Maiden Lane, 6th Floor
New York, NY 10038
Attention:  Michael A. Zigrossi and John R. Cuti
Fax:  (212) 651-4674

or such other address as may hereafter be furnished to UBS and the TRS Sub-Trust in writing by the TRS Servicer;

(ii)                                  if to the TRS Sub-Trust:

MortgageIT SPV I

c/o

MortgageIT, Inc., as Administrator for

MortgageIT SPV I
33 Maiden Lane, 6th Floor
New York, NY 10038

Attention:  Michael A. Zigrossi and John R. Cuti
Fax:  (212) 651-4674

with a copy to:

Wilmington Trust Company

Rodney Square North

1100 N. Market Street

Wilmington, DE   19890

Attention:   Corporate Trust Administration

or such other address as may hereafter be furnished to UBS and the TRS Servicer in writing by the TRS Sub-Trust;

(iii)                               if to UBS:

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Robert Carpenter

George A. Mangiaracina

Fax:  (212) 713-9607

or such other address as may hereafter be furnished to the TRS Servicer and the TRS Sub-Trust in writing by UBS; and

Section 11.05                          Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.06                          Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the TRS Servicer shall be rendered as an independent contractor and not as agent for the TRS Sub-Trust and UBS.

Section 11.07                          Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  This Agreement shall inure to the benefit of and be binding upon the TRS Servicer, the TRS Sub-Trust and UBS and their respective successors and assigns.

Section 11.08                          Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation is to be effected at the TRS Sub-Trust’s expense in the event recordation is either necessary under applicable law or requested by UBS.

Section 11.09                          Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, relating thereto are superseded by this Agreement.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 11.10                          Headings.

The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 11.11         Schedules and Exhibits.

The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 11.12                          No Bankruptcy Petition Against the TRS Sub-Trust.

The TRS Servicer agrees that, prior to the date that is one year and one day after the payment in full of the Notes, it will not institute against the TRS Sub-Trust, or join any other Person in instituting against UBS, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States.  This Section 11.12 shall survive the termination of this Agreement.

Section 11.13                          Right to Inspect.

The TRS Servicer agrees that UBS shall have the right to inspect its servicing facilities for the purpose of satisfying UBS that the TRS Servicer has the ability to service the Mortgage Loans as provided under this Agreement.

Section 11.14                          No Recourse.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the TRS Sub-Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the TRS Sub-Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the TRS Sub-Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by an Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the TRS Sub-Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the TRS Sub-Trust under this Agreement or any other related documents.

IN WITNESS WHEREOF, the TRS Servicer, the TRS Sub-Trust and UBS have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGEIT SPV I acting with respect to the TRS Sub-Trust

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely
as Owner Trustee under the Trust Agreement

By:	/s/ Janel R. Havrilla
Name:	Janel R. Havrilla
Title:	Financial Services Officer

MORTGAGEIT, INC.,
as TRS Servicer

By:	/s/ JOHN R. CUTI
Name:	John R. Cuti
Title:	Secretary

UBS REAL ESTATE SECURITIES INC.

By:	/s/ ROBERT CARPENTER
Name:	Robert Carpenter
Title:	Director

By:	/s/ GEORGE A. MANGIARACINA
Name:	George A. Mangiaracina
Title:	Managing Director

EXHIBIT A

MORTGAGE LOAN SCHEDULE

On file with UBS Real Estate Securities Inc.

A-1